Exhibit 99.1

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

IN RE EXICURE, INC. DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS	Lead Case No. 1:22-cv-01083 EXHIBIT C

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE MATTERS

TO:     ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF EXICURE, INC. (“EXICURE” OR THE “COMPANY”) COMMON STOCK AS OF MARCH 18, 2026.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE MATTERS, CURRENT EXICURE STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation and Agreement of Settlement dated March 18, 2026 (the “Stipulation”). The purpose of this Notice is to inform you of:
•    the existence of the above-captioned consolidated derivative action pending in the United States District Court for the Northern District of Illinois (the “Court”) captioned In Re Exicure, Inc. Derivative Litigation, Lead Case No. 1:22-cv-01083 (the “Illinois Action”);

•    the existence of a similar stockholder derivative action pending in the United States District Court for the District of Delaware, captioned Stourbridge Investments, LLC v. Giljohann, et al., Case No. 1:22-cv-00526-RGA (the “Delaware Action”);

•    the existence of a pending stockholder litigation demand served on the Company’s Board of Directors (the “Board”) to investigate and bring action against the Individual Defendants (the “Demand” and, collectively with the Illinois Action and the Delaware Action, the “Derivative Matters”);

•    the proposed settlement between Plaintiffs and Defendants (together, “Parties”) reached in the Derivative Matters (the “Settlement”);

•    the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Illinois Action with prejudice;

•    Plaintiffs’ Counsel’s application to the Court for the Fee and Expense Amount; and

•    Plaintiffs’ Counsel’s application to the Court for case Service Awards to the Plaintiffs.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Matters and of your rights in connection with the proposed Settlement.

Summary
On March 18, 2026, Exicure, in its capacity as a nominal defendant, entered into the Stipulation to resolve the Derivative Matters, which Stipulation was filed in the Court. The Derivative Matters were brought derivatively on behalf of Exicure against certain former directors and officers of the Company. Exicure was named as a nominal defendant in the Illinois Action and the Delaware Action. The Stipulation and the Settlement contemplated therein, subject to the approval of the Court, are intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Illinois Action and Delaware Action with prejudice, and resolution of the Demand, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement provides for the adoption and maintenance of certain corporate governance policies and other changes made at Exicure during the pendency of the Derivative Matters and requires the Company to adopt and maintain certain additional corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation (the “Reforms”).

In recognition of the substantial benefits conferred upon Exicure as a direct result of the Reforms achieved through the prosecution and Settlement of the Derivative Matters, and subject to Court approval, the Parties agreed on February 16, 2026 that Defendants’ insurer(s) shall pay to Plaintiffs’ Counsel attorneys’ fees and expenses in the amount of six hundred seventy-five thousand dollars ($675,000.00) (the “Fee and Expense Amount”), subject to Court approval. Plaintiffs’ Counsel shall also apply to the Court for service awards to be paid to the Plaintiffs in an amount of up to two thousand dollars ($2,000.00) each (the “Service Awards”), to be paid out of the Fee and Expense Amount.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the investor relations page of the Company’s website, https://exicuretx.com/en/page?file=en_legal_notices, contact Plaintiffs’ Counsel as set forth below, or inspect the full Stipulation filed with the Clerk of the Court.

What are the Lawsuits and the Demand About?

The Derivative Matters are brought derivatively on behalf of nominal defendant Exicure and allege that, inter alia, from January 7, 2021 through December 10, 2021, at least, the Individual Defendants breached their fiduciary duties by causing the Company to fail to maintain adequate internal controls with respect to ensuring the proper collection, analysis, and reporting of the data generated by its studies, and by making and/or causing the Company to make false and misleading statements and omissions to the public regarding the foregoing and the viability of the Company’s drug candidate, XCUR-FXN. The Derivative Matters allege that, as a result of the foregoing, the Company experienced reputational and financial harm.

Why is there a Settlement of the Derivative Matters?
The Court has not decided in favor of Defendants or Plaintiffs. Instead, the Parties agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Parties agree, and the Company determined, that the Reforms that the Company will adopt, implement, and maintain as part of the Settlement provide substantial benefits to Exicure and its stockholders.

Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Derivative Matters. Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Matters. Nonetheless, Defendants have concluded that it is desirable for the Derivative Matters to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.
The Settlement Hearing, and Your Right to Object to the Settlement
On March 19, 2026, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be provided to current Exicure stockholders (“Current Exicure Stockholders”). The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on June 2, 2026 at 10:30 a.m. before the Honorable Manish S. Shah at the United States District Court for the Northern District of Illinois, Eastern Division, Everett McKinley Dirksen U.S. Courthouse, 219 South Dearborn Street, Chicago, Illinois 60604 to, among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Illinois Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) determine whether the Court should approve the agreed-to Fee and Expense Amount; (v) determine whether the Court should approve the Service Awards for the Plaintiffs, which shall be funded from the Fee and Expense Amount to the extent approved by the Court; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement. Upon final approval of the Settlement, the Illinois and Delaware Actions will be dismissed with prejudice and the Demand will be withdrawn.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar or the investor relations page of the Company’s website, https://exicuretx.com/en/page?file=en_legal_notices, for any change in the date, time, or format of the Settlement Hearing.

Any Current Exicure Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Amount or Service Awards, may file with the Court a written objection. An objector must, at least twenty-one (21) calendar days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (i) a written notice of objection with the case name and number (In re Exicure, Inc. Derivative Litigation, Lead Case No. 1:22-cv-01083 (N.D. Ill.)); (ii) the Person’s name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of Exicure common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and from objecting at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF THE COURT NO LATER THAN MAY 12, 2026. The Clerk’s address is:

Clerk of the Court,
United States District Court for the Northern District of Illinois, Eastern Division
Everett McKinley Dirksen U.S. Courthouse
219 South Dearborn Street
Chicago, IL 60604

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN MAY 12, 2026. Counsel’s addresses are:

Counsel for Plaintiffs:
THE BROWN LAW FIRM, P.C.
Timothy Brown
767 Third Avenue, Suite 2501
New York, NY 10017
Telephone: (516) 922-5427

Counsel for Defendants:
BAKER & HOSTETLER LLP
Douglas L. Shively
One North Wacker Drive
Suite 4500
Chicago, IL 60606
Telephone: (312) 416-6200

    An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any Exicure stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current Exicure Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in the Derivative Matters, and from pursuing any of the Released Claims.

CURRENT EXICURE STOCKHOLDERS AS OF MARCH 18, 2026 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

    Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Current Exicure Stockholders, derivatively on behalf of Exicure, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal.

Scope of the Notice

    This Notice is a summary description of the Derivative Matters, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Matters, reference is made to them in the Stipulation and its exhibits, copies of which may be reviewed and downloaded at the investor relations page of the Company’s website, https://exicuretx.com/en/page?file=en_legal_notices.

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    You may obtain further information by contacting Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net. Please Do Not Call the Court or Defendants with Questions About the Settlement.